Exhibit h

MCG Capital Corporation

Common Stock, $.01 par value per share

Underwriting Agreement

            , 2004

[Name and Address of Underwriter]

Ladies and Gentlemen:

MCG Capital Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [            ] shares (the “Firm Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”), and, at the election of the Underwriters, up to [             ] additional shares (the “Optional Shares”) of Common Stock of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-113236), which contains a form of prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of certain shares of Common Stock to be issued from time to time by the Company (the “Shelf Shares”), including the Shares. Such registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A and Rule 497 under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus (as described in Rule 497 under the Securities Act) including the Base Prospectus in the form first used to confirm sales of the Shelf Shares, as supplemented by the prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”), are hereinafter referred to as the “Distributed Prospectus”; the prospectus included in the Registration Statement at the time of its effectiveness (including the information, if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and Rule 497 under the Securities Act) is hereinafter referred to as the “Filed Prospectus”; and the Distributed Prospectus and the Filed Prospectus are hereinafter referred to collectively as the “Prospectus.”

1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriters that:

(a) The Registration Statement has become effective, and no order preventing or suspending the use of the Registration Statement has been issued by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

The Company meets the requirements for use of Form N-2 under the Securities Act and the rules and regulations thereunder. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied in all material respects with the Securities Act and with the applicable rules and regulations of the Commission thereunder.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, MCG Finance I, LLC (“Finance I”), MCG Finance II, LLC (“Finance II”), MCG Finance III, LLC (“Finance III”) and MCG Finance Corporation IH (“Finance IH,” Finance I, Finance II, Finance III and Finance IH, each a “Subsidiary,” and collectively, the “Subsidiaries”), taken as a whole.

(d) Each Subsidiary has been duly incorporated or formed, is validly existing as a corporation or a limited liability company, as applicable, is in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate or limited liability company power and authority to own its property and to conduct its business, in each case as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock or limited liability company interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

(i) The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock is quoted on the NASDAQ National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the NASDAQ National Market. The Company has not received any notification that (i) the Commission is contemplating terminating the Company’s registration under the Exchange Act or (ii) the NASDAQ National Market is contemplating delisting the Common Stock from the NASDAQ National Market.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any Subsidiary of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries except for the contravention of such provisions, agreements or other binding instruments as would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or any judgment, regulation, order, writ or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the National Association of Securities Dealers, Inc. or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.

(k) Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other organizational documents, (ii) in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any statement of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for violations or defaults which neither singly or in the aggregate are material to the Company and its Subsidiaries taken as a whole.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(m) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) (i) The Company has elected to be regulated as a business development company under Investment Company Act of 1940 (the “Investment Company Act”) and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor, to the Company’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the Commission.

(ii) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder.

(iii) During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to operate its business in a such manner as to continue to comply with the requirements for qualification as a business development company under the Investment Company Act and taxation as a regulated investment company under Subchapter M of the Code.

(o) To its knowledge, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as described or referred to in the Registration Statement, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) All required action has or will have been taken by the Company under the Securities Act and the rules and regulations of the Commission thereunder to effect the public offering and consummate the sale of the Shares as provided in this Agreement.

(r) The Company owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated, except to the extent that the failure to own or possess or have obtained such authorizations would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(s) There are no material restrictions, limitations or regulations with respect to the ability of the Company or its Subsidiaries to invest its assets as described in the Prospectus, other than as described therein.

(t) The consolidated financial statements of the Company and its Subsidiaries, together with related notes, as set forth in the Registration Statement present fairly in all material respects the consolidated financial position and the results of operations of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation in all material respects of results for such periods have been made; and the selected financial information included in the Prospectus and the financial information set forth under “Recent Developments” in the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

(u) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) The Shares to be offered and sold hereby have been approved for quotation on the NASDAQ National Market, subject to notice of issuance or sale of the Shares, as the case may be.

2. Purchase and Sale of the Shares. Subject to the terms and conditions herein set forth:

(a) The Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, the Firm Shares at a purchase price per share of $[            ].

(b) In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares provided in Section 2(c) below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the purchase price per share set forth in Section 2(a), the number of Optional Shares as to which such election shall have been exercised.

(c) The Company hereby grants to the Underwriters the right to purchase at their election up to [            ] Optional Shares, at the purchase price per share set forth in Section 2(a), for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriters to the Company, given within a period not later than [            ] days after the date of this Agreement, which notice shall specify the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) nor later than [            ] Business Days (as defined in Section 4) after the date of such notice.

(d) [The Company hereby agrees that, without the prior written consent of the Underwriters, which may not be unreasonably withheld, it will not, during the period

commencing on the date hereof and ending on [            ], (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the sale by the Underwriters of any share of Common Stock pursuant to the Underwriting Agreement, (x) any issuance of shares of Common Stock, options, or other securities or rights pursuant to any employee or director compensation, option, dividend reinvestment, savings, benefit or other plan or arrangement of the Company existing as of the date of the Underwriting Agreement, (y) any issuances upon exercise, conversion or exchange of any securities or obligations outstanding on the date of the Underwriting Agreement, and (z) an additional issuance of equity securities aggregating not more than $[            ].]

3. Public Offering of Shares. The Company is advised by the Underwriters that they proposes to make a public offering of Shares as soon after this Agreement has been executed and delivered as in their judgment is advisable. The Company is further advised by the Underwriter that the Shares are to be offered to the public initially at $[            ] per share and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $[            ] per share from the public offering price, and that the Underwriters may allow, and such dealers may reallow, a concession not in excess of $[            ] per share, to certain brokers and dealers.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares for the account of the Underwriters at [            ] a.m., [            ] time, on [            ], or at such other time on the same or such other date, not later than [            ] a.m., [            ] time, on [            ], as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “First Time of Delivery.”

Payment for any Optional Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Optional Shares for the account of the Underwriters at [            ] a.m. [            ] time, on the date specified in the notice described in Section 2(c) or at such other time on the same or on such other date, in any event not later than [            ] a.m., [            ] time, [            ] Business Days (as defined below) following the date provided in the written notice described in Section 2(c) of this Agreement, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Second Time of Delivery,” and each such time and date for delivery (including the First Time of Delivery) shall be referred to as a “Time of Delivery.”

Certificates for the Firm Shares and Optional Shares shall be in definitive form and registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the First Time of Delivery and the Second Time of Delivery, respectively. The certificates evidencing the Firm Shares and Optional Shares shall be delivered to the Underwriters on the First Time of Delivery or the Second Time of Delivery, respectively, for the account of the Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

For the purposes of this Agreement, the term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the State of New York are generally authorized or obligated by law or executive order to close.

5.Further Agreements. The Company agrees with the Underwriters:

(a)        to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement relating to or affecting the Shares has been filed or becomes effective or any amendment or supplement to the Prospectus relating to or affecting the Shares has been filed and to furnish the Underwriters with copies thereof;

(b)        to advise the Underwriters, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or any order preventing or suspending the use of any Prospectus relating to or affecting the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement relating to or affecting the Shares or Prospectus relating to or affecting the Shares or for additional information regarding such Registration Statement or Prospectus, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus relating to or affecting the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(c)        promptly from time to time to take such action as the Underwriters may reasonably request (A) to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and (B) to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify to do business, (ii) be subject to taxation, (iii) qualify as a foreign corporation, (iv) be subject to the jurisdiction of courts, or (v) file a general consent to service of process, in any jurisdiction;

(d)        to furnish to the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto), and to furnish the Underwriters, without charge, prior to [            ] a.m., [            ] time, on the Business Day next succeeding the date of this Agreement, or as soon as practicable, and during the period mentioned in Section 5(e) below, as many copies of the Distributed Prospectus relating to or affecting the Shares and any supplements and amendments thereto or to the Registration Statement relating to or affecting the Shares as the Underwriters may reasonably request;

(e)        before amending or supplementing the Registration Statement relating to or affecting the Shares or the Prospectus relating to or affecting the Shares, to furnish the Underwriters with a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably objects in writing within [            ] Business Days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(f)         if, after the first date of the public offering of the Shares and during such period as in the written opinion of counsel for the Underwriters the Prospectus relating to or affecting the Shares is required by law to be delivered in connection with sales by the Underwriters or a dealer, at and during such time any event shall have occurred as a result of which the Prospectus relating to or affecting the Shares as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus relating to or affecting the Shares in order to comply with the Securities Act, to notify the Underwriters, and upon the Underwriters’ written request to prepare and furnish without charge to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish in writing to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus relating to or affecting the Shares or a supplement to the Prospectus relating to or affecting the Shares which will correct such statement or omission or effect such compliance;

(g)        to make generally available to its securityholders as soon as practicable an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h)         to use its best efforts to qualify to be treated as a “regulated investment company” under Subchapter M of the Internal Revenue Code; and

(i)        to use its best efforts to cause the continued listing of the Common Stock on the NASDAQ National Market or on a national securities exchange.

6.Fees and Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following:

(a)        the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers;

(b)        the reasonable cost of printing or producing the Blue Sky Memorandum in connection with the offering, purchase, sale and delivery of the Shares;

(c)        all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;

(d)        all fees and expenses in connection with applying to have the Shares quoted on the NASDAQ National Market;

(e)        the reasonable filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;

(f)        the cost of preparing stock certificates;

(g)        the cost and charges of any transfer agent or registrar; and

(h)        all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.

It is understood, however, that, except as expressly provided in this Section and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any marketing and advertising expenses (including any institutional and retail road shows) connected with any offers they may make.

7.Conditions to Obligations. The obligations of the Company to sell the Shares to the Underwriters and the obligation of the Underwriters to purchase and pay for the Shares to be delivered at each Time of Delivery, shall be subject to the following conditions:

(a)        Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ reasonable and good faith judgment, impracticable to market the Shares as contemplated hereby.

(b)        The Underwriters shall have received at the Time of Delivery a certificate, dated the Time of Delivery and signed by an officer of the Company, to the effect set forth in Section 7(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Time of Delivery and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Time of Delivery. The officer signing and delivering such certificate may rely upon his or her knowledge as to threatened proceedings.

(c)        No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(d)        The Underwriters shall have received at the Time of Delivery an opinion of Sutherland Asbill & Brennan LLP, counsel for the Company, dated the Time of Delivery, to the effect that:

(i)        each of the Company and each Subsidiary has been duly incorporated or formed, is validly existing as corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Registration

Statement and the Prospectus and is duly qualified to transact business and is in good standing in Delaware and Virginia;

(ii)         the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Securities”;

(iii) the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under provisions of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries;

(iv)        this Agreement has been duly authorized, executed and delivered by the Company;

(v)        the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries except for the contravention of such provisions, agreements or other binding instruments as would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or, to such counsel’s knowledge, any judgment, order, writ or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. or the securities or Blue Sky laws of the various states or of any foreign jurisdiction in connection with the offer and sale of the Shares by the Underwriters;

(vi)        the statements in the Prospectus under the captions “Regulation as a Business Development Company,” “Description of Securities” and “Certain U.S. Federal Income Tax Considerations” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

(vii)        to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and, to such counsel’s knowledge, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to

be filed as exhibits to the Registration Statement that are not described or filed as required;

(viii)        the Company has elected to be regulated as a business development company under the provisions of the Investment Company Act applicable to business development companies and the Commission has not ordered that such election be withdrawn nor to such counsel’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission, and all action under the Securities Act necessary to make the public offering and consummate the sale of the Shares as provided in this Agreement has been taken by the Company; and

(ix)        the Registration Statement has become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and that the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

Sutherland Asbill & Brennan LLP shall also confirm, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, that it has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) (x) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (y) the Prospectus contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the confirmation required by Section 7(d), Sutherland Asbill & Brennan LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are made without independent check or except as otherwise specified in such confirmation. The opinions and confirmations of Sutherland Asbill & Brennan LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)         The Underwriters shall have received on the Time of Delivery an opinion of counsel for the Underwriters, dated the Time of Delivery, covering the matters referred to in Sections 7(d)(vi), 7(d)(vii), and 7(d)(viii) (but only as to the statements in the Prospectus under “Description of Securities” and “Underwriters”), and shall provide the confirmations contained in Section 7(d). With respect to the confirmations required by Section 7(c) and 7(d), counsel to the Underwriters may state that their confirmations are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and their review and discussion of the contents thereof, but are made without independent verification, except as otherwise specified in such confirmation.

(f)        The Underwriters shall have received, on the date hereof and each Time of Delivery, a letter dated the date hereof or such Time of Delivery, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Time of Delivery shall use a “cut-off date” not earlier than the date hereof.

(g)        The obligation of the Underwriters to purchase Optional Shares hereunder is subject to the delivery to the Underwriters on the Second Time of Delivery of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Optional Shares and other matters related to the issuance of the Optional Shares.

(h)        The Shares to be sold at such Time of Delivery shall have been duly approved for quotation on the NASDAQ National Market.

8.Indemnification and Contribution.

(a)        The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter or person controlling such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with defending any such loss, claim, damage, liability or action, as such expenses are reasonably incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and provided, further, that as to any preliminary prospectus this indemnity shall not inure to the benefit of any Underwriter or any person controlling such Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by such Underwriter if the Underwriter was legally required to and failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such Prospectus, as amended or supplemented.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and will reimburse the Company and any person controlling the Company for any legal or other expenses reasonably incurred by the Company in connection with defending, settling, compromising or paying any such loss, claim, damage, liability or action, as such expenses are reasonably incurred. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the [            ], [            ], [            ] and [            ] paragraphs under the caption “Underwriting” in the Prospectus Supplement dated                  , 2004; and the Underwriters confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent it is prejudiced as a result of such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or action by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company signing the Registration Statement, each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act.

9. Increase in Commitment.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require a non-defaulting Underwriter to purchase Shares of a defaulting Underwriter, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Termination. This Agreement shall be subject to termination by notice given by the Underwriters to the Company, if (i) after the execution and delivery of this Agreement and prior to a Time of Delivery (w) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (x) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (y) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (z) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Underwriter’s reasonable judgment, is material and adverse and (ii) in the case of any of the events specified in clause (i) of this Section 10, such event, singly or together with any other such event, makes it, in the Underwriters’ reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

11. Notices. All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters, shall be delivered or sent by national overnight courier or electronic transmission to                                          ; and if to the Company, shall be delivered or sent by national overnight courier or electronic transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and employees and controlling persons referred to in Section 8(e), and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Underwriters merely by reason of such purchase.

Any action by the Underwriters hereunder may be taken by jointly or by the first of the named Underwriter set forth on Schedule I hereto alone on behalf of the Underwriters, and any such action taken by the Underwriters jointly or by the first named Underwriter set forth on Schedule I hereto alone shall be binding upon the Underwriters.

13. Governing Law, Forum Selection Clause and Jury Trial. THE VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE FOR ANY ACTION, PROCEEDINGS OR INVESTIGATIONS IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY (“LITIGATION”) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S.

REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF DELAWARE, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

15. Survival Provisions. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

16. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

17. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours, MCG Capital Corporation

By:
Name:
Title:

Accepted as of the date hereof:

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised